Exhibit 10.21

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, dated as of this 30th day of April, 2001, by and among KTC/AMG Holdings Corp., a Delaware corporation to be renamed The Kenan Advantage Group, Inc. (the “Company”), and each of the signatories hereto (collectively, the “Stockholders” and each individually a “Stockholder”).

RECITALS:

WHEREAS, each of the Stockholders is acquiring, through the merger (the “Merger”) of AMHC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Advantage Management Holdings Corp., a Delaware corporation and the surviving corporation in the merger (“AMHC”), and/or is agreeing to purchase securities of the Company (the “Stock Purchase” and, together with the Merger, the “Transaction”) in connection with the acquisition by the Company of Kenan Transport Company, a North Carolina corporation (“KTC”), through the merger of KTC Acquisition Corp., a newly-formed wholly-owned subsidiary of the Company, with and into KTC, with KTC being the surviving corporation; and

WHEREAS, for federal income tax purposes, it is intended that the Transaction shall be treated as a transaction which meets the requirements of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Stockholders will be in control (within the meaning of Section 368(c) of the Code) of the Company following the Transaction; and

WHEREAS, each of the Stockholders desires to promote the interests of the Company and the mutual interests of the Stockholders by establishing herein certain terms and conditions upon which the Company’s Preferred Stock and Common Stock will be held and voted by the Stockholders, including certain provisions relating to the election of directors and the sale or other disposition of the Warrants, Preferred Stock and Common Stock.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.            Definitions.  As used herein, the following terms, unless the context clearly indicates otherwise, shall have the following meanings:

“Acquired Companies” shall mean, collectively, AMHC, KTC and their respective subsidiaries.

“Aetna” shall mean Aetna Life Insurance Company and its Affiliates, successors and assigns.

“Affiliate” or “affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.  As used in this definition of “Affiliate”, the term “control” and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.  For the avoidance of doubt, limited partners of Sterling and RFE Investment Partners shall not be deemed “Affiliates” of Sterling and RFE Investment Partners, respectively.

“AMG” shall mean Advantage Management Group, Inc., an Ohio corporation and a wholly-owned subsidiary of AMHC.

“AMG Merger Agreement” shall mean the Agreement and Plan of Reorganization, dated as of April 19, 2001, among the Company, AMHC and AMHC Acquisition Corp.

“Business Day” shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

“Certificate of Designations” has the meaning given such term in Section 2.1.

“Common Stock” shall mean the Common Stock of the Company, $.0001 par value per share.

“Contingent Options” shall mean the contingent options to purchase up to 161,000 shares of Common Stock issued to each of Messrs. Nash and Young and up to 21,400 shares issued to Jerry L. McDaniel on the date hereof, in each case upon conversion, pursuant to the terms of the AMG Merger Agreement, of contingent options to purchase 1,610 shares of AMHC common stock issued to each of Messrs. Nash and Young on December 31, 1998 and 214 shares of AMHC common stock issued to Jerry L. McDaniel on February 29, 2000, respectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal law then in force as a replacement or successor to such law.

“Excused Transfer” shall mean a Transfer (i) pursuant to a public offering registered under the Securities Act, (ii) pursuant to Rule 144 (except those transactions described in Rule 144(k) if the Company’s shares have not become publicly traded), (iii) to a Permitted Transferee, or (iv) pursuant to a sale of the Company in which all holders of Common Stock are entitled to receive the same form and amount of per-share consideration (whether by sale of all the outstanding stock or merger or consolidation whereby the Stockholders and their Affiliates immediately after such merger or consolidation own less than a majority of the outstanding voting securities of the surviving or new corporation).

“Fully-diluted basis” shall mean the number of shares of Common Stock outstanding (including without limitation the Warrant Shares) assuming the conversion or exchange of all outstanding convertible or exchangeable securities (including the conversion of the Preferred Stock into Common Stock) and the exercise of all outstanding warrants, options or other rights to subscribe for or purchase any shares of Common Stock (including without limitation the Warrants).

“GCL” shall mean the General Corporation Law of the State of Delaware.

“Holder” shall mean any holder (including, without limitation, a Permitted Transferee) of outstanding Common Stock or Preferred Stock which has not been sold pursuant to (i) a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act or (ii) a Transfer under Rule 144 (except those transactions described in Rule 144(k) if the Company’s shares have not become publicly traded).

“Immediate family” shall mean any ancestor, descendant (adopted or natural), sibling or spouse of a Stockholder, or of the spouse of such Stockholder, or any custodian or trustee for the account or benefit of such person.

“Independent Third Party” shall mean any Person (including any affiliated group of Persons) who, immediately prior to the contemplated transaction, owns less than 5% of the Common Stock on a Fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse of or of common ancestry (by birth or adoption) with any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“KTC Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 25, 2001, among the Company, KTC and KTC Acquisition Corp.

“Management Agreement” shall mean, collectively, (i) that certain Amended and Restated Management Agreement, dated as of April 30, 2001, by and among Sterling Ventures Limited, the Company, AMG and KTC Acquisition Corp., (ii) that certain Management Agreement, dated as of April 30, 2001, by and among Sterling Investment Partners Advisors, LLC, the Company, AMG and KTC Acquisition Corp. and (iii) that certain Management Agreement, dated as of April 30, 2001, by and among RFE Management Corporation, the Company, AMG and KTC Acquisition Corp.

“Management Options” shall mean the (i) options outstanding on the date hereof to purchase 200,600 shares of Common Stock issued pursuant to the Company’s stock option plan, (ii) options to purchase up to an aggregate of 390,589 shares of Common Stock to be issued to Company employees from time to time after the date hereof and (iii) the Contingent Options.

“Note Agreement” shall mean that certain Note Purchase Agreement, dated as of the date hereof, among the Company, KTC Acquisition Corp., AMG and each of the Warrant Investors.

“Permitted Transferee” shall mean (a) in the case of an individual, the Immediate family of such person, a trust solely for the benefit of such person or his Immediate family, the estate or legal representatives of such person and any partnership, corporation or other entity wholly-owned by such person or his Immediate family, (b) in the case of a partnership, any of its partners (limited or general), the estates of such partners, any liquidating trust for the benefit of the partners of such partnership and any partnership, corporation or other entity wholly-owned by such partnership (and, if any partner is itself a partnership, its partners (limited and general), and if any such partner is itself a corporation or limited liability company, its stockholders or members, respectively), (c) in the case of a holder of Preferred Stock (other than Sterling (or any of its successors or assigns)), any other Person who holds Preferred Stock, (d) in the case of a limited liability company, any of its members or economic owners, (e) in the case of RFE Investment Partners, members of its advisory board, up to a maximum of 150 shares of Series B Preferred Stock, (f) in the case of a corporation, any entity (1) wholly-owned by such corporation, (2) wholly-owing such corporation or (3) wholly-owned by the same entity which wholly-owns the corporation, (g) only for purposes of a Transfer under Section 2.7(e) and the related right of first offer under Section 4.3, an Affiliate of RFE Investment Partners, (h) any individual serving as a director of the Company, except that Sterling may Transfer no more than five percent (5%) of its Shares in aggregate pursuant to this clause (h), and (i) in the case of any Warrant Investor, (1) any other Warrant Investor, any Affiliate of any Warrant Investor or any Person for whom any Warrant Investor or any Affiliate of any Warrant Investor acts as investment advisor or manager and (2) any Person in connection with the Transfer of Notes (as defined in the Note Agreement) to such Person.

“Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” shall mean the Series A Convertible Preferred Stock of the Company, $.001 par value per share (“Series A Preferred Stock”), Series B Convertible Preferred Stock of the Company, $.001

par value per share (“Series B Preferred Stock”), Series C Convertible Preferred Stock of the Company, $.001 par value per share (“Series C Preferred Stock”) and Series D Convertible Preferred Stock of the Company, $.001 par value per share (“Series D Preferred Stock”).

“Purchasers” shall mean those Persons purchasing Shares pursuant to Section 2.2 hereof.

“Qualifying Public Offering” shall mean a firm commitment underwritten public offering of Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, which results in (i) gross proceeds (before underwriting discounts and commissions) to the Company of at least $25,000,000 from purchasers thereunder which are not Affiliates of the Company, (ii) an aggregate valuation of all the outstanding shares of Parent’s Common Stock on a Fully-diluted basis immediately prior to consummation of the offering of at least $75,000,000 and (iii) each Holder of Founders’ Preferred Stock (as such term is defined in the Certificate of Designations) receiving, upon conversion of such Preferred Stock in connection with such offering, a number of shares of Common Stock (exclusive of shares of Common Stock representing dividends which are converted into Common Stock) having a value, based on the initial public offering price, of at least twice the aggregate Liquidation Amount (as such term is defined in the Certificate of Designations) of such Holder’s Preferred Stock.

“Restricted Securities” shall mean (i) the Preferred Stock, (ii) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, (iii) the Warrants, (iv) the Warrant Shares, (v) the Management Options, (vi) the shares of Common Stock issued upon exercise of the Management Options and (vii) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) above by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or other reorganization.  As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) disposed of pursuant to Rule 144 (except in a disposition described in Rule 144(k) if the Company’s shares have not become publicly traded).  Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act Legend of the character set forth in Section 4.7.

“RFE Investment Partners” shall mean collectively RFE Investment Partners VI, L.P. (“RFE VI”) and RFE VI SBIC, L.P.  (“RFE VI SBIC”), and their respective successors and assigns.

“Rule 144” shall mean Rule 144, as amended, promulgated under the Securities Act, or any similar rule or regulation promulgated as a replacement or successor to such rule.

“Rule 144A” shall mean Rule 144A, as amended, promulgated under the Securities Act, or any similar rule or regulation promulgated as a replacement or successor to such rule.

“Sale of the Company” means one or more of the following effected in a single transaction or series of transactions, whether or not related, with one or more Independent Third Parties:  (i) the sale of all or substantially all of the Company’s assets (including the shares of the Company’s subsidiaries) or the assets of the Company’s subsidiaries, on a consolidated basis; (ii) the sale of all of the issued and outstanding securities of the Company; (iii) the merger or consolidation of the Company or substantially all of its subsidiaries with one or more of the third parties in a transaction in which such third party(ies) thereafter control, directly or indirectly, the business and affairs of the Company or the subsidiaries party to such transaction; or (iv) an initial public offering of securities of the Company, or of the securities of any subsidiary, registered under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar Federal law then in force as a replacement or successor to such law.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Sellers” shall mean Dennis Nash and Carl Young.

“Senior Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of April 30, 2001, among AMG, KTC Acquisition Corp., the Company, the several lenders from time to time parties thereto, CIBC World Markets Corp., as sole lead arranger and book manager, and Canadian Imperial Bank of Commerce, as administrative agent.

“Shares” shall mean shares of Common Stock and Preferred Stock.

“Significant Issuer Transaction” shall mean any (i) sale of all or substantially all of the assets of the Company, (ii) merger of the Company with or into any other Person or other form of corporate reorganization (other than a mere re-incorporation transaction) in which outstanding shares of the Company are exchanged for securities or other consideration, or (iii) transaction in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the transaction are exchanged or converted by virtue of the transaction into other property, whether in the form of securities, cash, a combination thereof or otherwise.

“Sterling” shall mean Sterling Investment Partners, L.P., a Delaware limited partnership, and its successors and assigns.

“Transfer” shall mean any transfer, sale, assignment, pledge, hypothecation or other disposition.

“Warrant Agreement” shall mean that certain Warrant Purchase Agreement, dated as of the date hereof, by and among the Company and each Warrant Investor, as amended, modified or supplemented from time to time.

“Warrant Investors” shall mean Massachusetts Mutual Life Insurance Company (“MMLIC”), MassMutual Corporate Investors (“MMCI”), MassMutual Participation Investors (together with MMLIC and MMCI the “MassMutual Investors”) and RSTW Partners III, L.P. (“RSTW”), in their capacity as holders of Warrants and Warrant Shares and not in their capacity as holders of Restricted Securities which are not Warrants or Warrant Shares, and any person to whom Warrant Shares which constitute Restricted Securities are Transferred pursuant to Section 4.1(a).

“Warrant Shares” shall mean shares of  Series D Preferred Stock (including shares of Common Stock issued or issuable upon conversion thereof) and, under certain circumstances, Common Stock issued or issuable pursuant to the Warrants.

“Warrants” shall mean the warrant to purchase shares of Series D Preferred Stock and, under certain circumstances, Common Stock issued to the Warrant Investors pursuant to the Warrant Agreement.

ARTICLE II
SUBSCRIPTION FOR SHARES

Section 2.1.            Authorization.  The Company has authorized the sale and issuance of the Shares having the rights, preferences, privileges and restrictions set forth in the Company’s Certificate of Incorporation, including the Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, a copy of which is attached to this Agreement as Exhibit 2.1 (the “Certificate of Designations”).

Section 2.2.            Issuance, Sale and Delivery of the Shares.  The Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Company, the number and class of Shares set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on the Schedule of Purchasers attached hereto, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Shares” on the Schedule of Purchasers.

Section 2.3.            Closing.  The closing shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, at 9:00 a.m., New York time, simultaneously with the closing under the AMG Merger Agreement and immediately prior to the closing under the KTC Merger Agreement, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”).  It shall be a condition to the Closing hereunder that all conditions precedent to the consummation of the acquisition of (i) AMHC by the Company pursuant to the AMG Merger Agreement and (ii) KTC by the Company pursuant to the KTC Merger Agreement and the financing thereof pursuant to the Senior Credit Agreement and the Note Agreement shall have been satisfied or waived.  At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Shares being purchased by it at the Closing.  As payment in full for the Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall deliver to the Company (i) by wire transfer of immediately available funds the amount set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Shares” on the Schedule of Purchasers, or (ii) 47,886 shares of KTC common stock having a value (based on a price per share of KTC common stock of $35.00) equal to the amount set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Shares” on the Schedule of Purchasers.

Section 2.4.            Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, represents and warrants to the Company that:

(a)   Purchaser acknowledges that Purchaser’s representations and warranties contained herein are being relied upon by the Company as a basis for the exemption of the sale of the Shares from the registration requirements of the Securities Act and any applicable state securities laws.

(b)   Purchaser understands that (i) the Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.  Purchaser is aware that the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, is not now, and may not become, available for resale of the Shares.

(c)   Purchaser is purchasing the Shares for its own account with the intent of holding the Shares for investment and without the intent of participating directly or indirectly in a distribution thereof.

(d)   Purchaser and its attorneys, accountants, investment and financial advisors, if any, have had the opportunity to review the books and records of the Company and the Acquired Companies and have been furnished or provided access to such information as Purchaser or its advisors, if any, have requested.  Purchaser has had the opportunity to discuss the Company’s and the Acquired Companies’ business, management and financial affairs, and all documents affecting the Company and the Acquired Companies generally, with the Company’s or the Acquired Companies’ management.

(e)   Purchaser or its investment advisor, if any, is familiar with the business of the Company and the Acquired Companies and realizes that the Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return.  Purchaser has such knowledge and experience in financial and business affairs, including investing in companies similar to the Company and the Acquired Companies and is capable of determining the information necessary to make an informed investment decision, of requesting such information from the Company and the Acquired Companies, and of utilizing the information that Purchaser has received from the Company and the Acquired Companies to evaluate the merits and risks of Purchaser’s investment in the Shares.  Purchaser is able to bear the economic risk of its investment in the Shares, and understands that it must do so for an indefinite period of time.

(f)    Purchaser is or, in the case of Shaffer Family LLC, the person making the investment decision is, an “accredited investor”.  For purposes hereof, an “accredited investor” means:  (1) any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration (the “SBA”) under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; (2) any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; (3) any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; (4) any director or executive officer of the Company; (5) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000; (6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (7) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment as described in Rule 506(b)(2)(ii) of the Securities Act; and (8) any entity in which all of the equity owners are accredited investors.

Section 2.5.            Registration Rights Agreement.  The Company and each of the Stockholders agrees to enter into a registration rights agreement, substantially in the form of Exhibit 2.5 hereto, at the Closing.

Section 2.6.            Representations and Warranties of the Company.  The Company represents and warrants to each Stockholder that:

(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to conduct its business as it is proposed to be conducted (which business is the ownership of the stock of the Acquired Companies) and to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, including without limitation the issuance and sale of the Shares, have been duly authorized by all appropriate corporate action, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)   The execution and delivery of this Agreement by the Company does not, and the consummation by it of the transactions contemplated hereby will not, (i) conflict with any provision of its Certificate of Incorporation or By-laws, (ii) violate any law, rule or regulation, or any judgment, decree or order of any court or other governmental entity to which the Company or any of its properties and assets is subject, or (iii) any agreement or instrument to which the Company or any of its properties and assets is subject.

(c)   The authorized capital stock of the Company consists of 7,060,000 shares of stock, consisting of (a) 7,000,000 shares of Common Stock, and (b) 60,000 shares of preferred stock, $.001 par value, of which 3,352 shares are designated as Series A Convertible Preferred Stock, 40,000 shares are designated as Series B Convertible Preferred Stock, 1,280 shares are designated as Series C Convertible Preferred Stock, 8,000 shares are designated as Series D Convertible Preferred Stock and 7,368 shares are undesignated.  Prior to the Closing, the issued and outstanding shares of Common Stock and Preferred Stock, and the issued and outstanding options and warrants to purchase Preferred Stock and Common Stock, are as set forth on Schedule 2.6(c) hereto.  At the Closing, shares of Series B Preferred Stock and Warrants to purchase Series D Preferred Stock and, under certain circumstances, Common Stock, will be issued in accordance with Section 2.2 hereof and the Warrant Agreement, respectively.  Immediately after the Closing, the issued and outstanding shares of Common Stock and Preferred Stock, and the issued and outstanding options and warrants to purchase Preferred Stock and Common Stock, will be as set forth on Schedule 2.6(c) hereto.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company’s Certificate of Incorporation, including the Certificate of Designations, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be validly issued, fully paid and non-assessable.

Except as provided herein, in the Warrant Agreement and the Warrants and for the Management Options, there are no outstanding options, warrants, convertible securities, calls, rights, stock appreciation, phantom equity or similar rights, commitments, preemptive rights or agreements or instruments of any character to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.

(d)   The Company was incorporated under the laws of the State of Delaware on January 25, 2001, and since such date the Company has not (i) engaged in any business, (ii) entered into any agreements, contracts, guarantees, understandings or other commitments (written or oral) or (iii) incurred any liabilities or become subject to any obligations of any nature (matured or unmatured, fixed or contingent), other than, in each case, pursuant to this Agreement, the KTC Merger Agreement, the AMG Merger Agreement, the Warrant Agreement, the Note Agreement, the Senior Credit Agreement, that certain Registration Rights Agreement, dated the date hereof, among the Company and the Stockholders, and the other agreements to be executed at or prior to Closing contemplated by each of the foregoing agreements.

(e)   The Company hereby represents and warrants that each of the representations and warranties set forth on Exhibit 2.6(e) (i) that is qualified by materiality is true and correct in all respects and (ii) that is not so qualified is true and correct in all material respects.

Section 2.7             SBIC Regulatory Provisions.

(a)           Number of Stockholders.  As long as RFE Investment Partners hold any securities purchased hereunder or issued by the Company with respect thereto, the Company shall notify RFE Investment Partners (a) at least 15 days prior to taking any action after which the number of record holders of the Company’s voting stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Company’s voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

(b)   Use of Proceeds.  At the same time the Company delivers its 2001 annual audited financials hereunder and at such other times as RFE Investment Partners may reasonably request, the Company shall deliver to RFE Investment Partners a written statement certified by the Company’s president or chief financial officer describing in reasonable detail the use of the proceeds of the financing hereunder (and under prior financings) by the Company and the Company’s subsidiaries.  In addition to any other rights granted hereunder, the Company shall grant RFE Investment Partners and the SBA access to the Company’s books and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Company and its subsidiaries in SBA Forms 480 and 652 and for the purpose of determining whether the principal business activity of the Company and the Company’s subsidiaries continues to constitute an eligible business activity (within the meaning of the regulations under the Small Business Investment Act of 1958, including Title 13, Code of Federal Regulations, §107.720 (the “SBIC Regulations”)).

(c)   Economic Impact Information.  Promptly after the end of each fiscal year, the Company shall deliver to RFE Investment Partners a written assessment of the economic impact of such Purchaser’s investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of such Purchaser’s financing on the revenues and profits of the Company and the Company’s subsidiaries and on taxes paid by the Company and its employees.

(d)   Regulatory Compliance Cooperation.

(i)            In the event that RFE Investment Partners reasonably determines that it has a Regulatory Problem (as defined below), RFE Investment Partners shall have the right to transfer its Shares without regard to any restriction on transfer set forth in this Agreement other than the securities laws restrictions set forth in Section 4.1 hereof (provided that the transferee agrees to become a party to this Agreement as a Stockholder) and the right of first offer set forth in Section 4.3 (provided that if RFE Investment Partners reasonably determines in good faith that complying with the full notice period set forth in Section 4.3 will materially adversely affect its ability to cure such Regulatory Problem, it shall be entitled to shorten such period, provided further that RFE Investment Partners shall notify the Company if it believes a Regulatory Problem is likely), and the Company shall take all such actions as are reasonably requested by RFE Investment Partners in order to (1) effectuate and facilitate any transfer by RFE Investment Partners of any securities of the Company then held by RFE Investment Partners to any Person designated by RFE Investment Partners, (2) permit RFE Investment Partners (or any of its Affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are reasonably requested by RFE Investment Partners in light of regulatory considerations then prevailing, (3) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of RFE Investment Partners’ ownership of voting securities and/or provided in this Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are reasonably requested by RFE Investment Partners to permit any Person(s) designated by RFE Investment Partners to exercise any voting power which is relinquished by RFE Investment Partners) and (4) amend this Agreement, the Certificate of Incorporation, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing.

(ii)           For purposes of this Agreement, a “Regulatory Problem” means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or RFE Investment Partners reasonably believes, in good faith based upon all attendant circumstances, including notices (if any) from governmental regulatory agencies, advice of counsel and the like, that there is a substantial risk of such assertion) that RFE Investment Partners is not entitled to hold, or exercise any significant right with respect to, the Shares.

(iii)          Each Stockholder agrees to cooperate with the Company in all reasonable respects at no additional cost to such Stockholder in complying with the terms and provisions of this Section 2.7(d), including without limitation voting to approve amending the Certificate of Incorporation, the Bylaws or this Agreement in a manner reasonably acceptable to the Stockholders and RFE Investment Partners in order to remedy a Regulatory Problem.  Anything contained in this Section 2.7(d)(iii) to the contrary notwithstanding, no Stockholder shall be required under this Section 2.7(d) to take any action that would adversely affect in any material respect such Stockholder’s rights under this Agreement or as a stockholder of the Company or would adversely affect or impair the value of the securities of the Company held by such Stockholder, would require such Stockholder to obtain any consent, make any filing or take any other action under any law, statute, rule or regulation applicable to it, or would interfere with such Stockholder’s ability to hold the Shares.

Section 2.8.            Management Agreement.  The Company hereby agrees that it will not, and will not permit AMG or KTC to, amend the Management Agreement without the prior consent of a majority-in-interest of the Stockholders other than (a) Sterling and its Affiliates in the case of the Management Agreement with Sterling Ventures Limited and Sterling Investment Partners Advisors, LLC and (b) RFE Investment Partners and its Affiliates in the case of the Management Agreement with RFE Management Corporation.

Section 2.9             Limitation on Series A Preferred Stock.  Sellers agree that upon any event specified in Sections 2 or 3 of the Certificate of Designations, they (and their Permitted Transferees, but only with respect to Shares transferred by Sellers to such Persons) will in no event accept in respect of the shares of Series A Preferred Stock owned by Sellers more than 20.0% of the total consideration paid in respect of the shares of Common Stock and Preferred Stock issued pursuant to that certain Stockholders’ Agreement, dated as of December 31, 1998, by and among AMHC and each of the signatories thereto.

ARTICLE III
CORPORATE GOVERNANCE

Section 3.1.            Board of Directors.  Pursuant to the By-Laws of the Company, the number of directors comprising the Company’s Board of Directors (the “Board”) shall be no more than seven (subject to increase under Section 4.5(d) hereof) and shall be fixed by the Board from time to time. During the term of this Agreement, all the Shares held by the Stockholders, whether owned now or hereafter acquired, shall be voted in accordance with the provisions hereof on all of the following matters on which the stockholders of the Company vote:

(a)   Immediately upon receiving notice of any stockholders’ meeting at which members of the Board are to be elected, Sterling shall have the right to designate two candidates, each of RFE VI and RFE VI SBIC shall have the right to designate one candidate (for a total of two candidates in aggregate by RFE Investment Partners), and each of Dennis Nash, Carl Young and Lee Shaffer shall, as long as he is an officer and employee of the Company, be nominated for election as a director; provided, however, that if (i) neither Messrs. Nash nor Young is employed by the Company and (ii) Messrs. Nash and Young then beneficially own (as determined in accordance with Rule 13(d)-3 under the Exchange Act) at least 10% of the outstanding Common Stock (on an as converted Fully-diluted basis), then Messrs. Nash and Young may nominate one of them to be elected as a director so long as that nominee does not work for a person reasonably determined by the Board to be a competitor of the Company.  In the event Lee Shaffer is no longer serving as Chairman of the Board of Directors, the candidate designated by Sterling shall serve as Chairman of the Board of Directors.  Each Stockholder hereby agrees (x) to be present in person or by proxy at any meeting of stockholders to elect directors for purposes of establishing a quorum and (y) to vote his or its Shares for, or give his or its written consent to, the election of Messrs. Nash, Young and Shaffer, if they are nominated for election as a director pursuant to the first sentence of this clause (a), each of the candidates designated by RFE VI, RFE VI SBIC and Sterling pursuant to this paragraph and any other persons nominated by the Board pursuant to this paragraph.

(b)   In the event any director elected to the Board after being designated as a candidate for membership by one of the Persons entitled to designate candidates pursuant to this Agreement dies, resigns, is removed or otherwise ceases to serve as a member of the Board, the Company shall give notice thereof to the Person entitled to designate such candidate and such Person(s) shall promptly designate a successor and notify the Board of its selection, and the Board shall act promptly to fill the vacancy with such designee in accordance with Section 223 of the GCL.

(c)   Within five (5) days after a record date is set for any annual meeting for the election of directors or for the mailing of any consent solicited for such purpose, the Secretary of the Company shall notify each Person entitled to designate candidates of the upcoming election and anticipated date thereof and request that each Person entitled to designate candidates take all necessary action to designate its candidate(s).  Each Person entitled to designate candidates shall notify the Secretary of the Company at least fifteen (15) days before such election of such Person’s respective candidate(s) or such other date as the Board may designate if the Company is then subject to Section 14 of the Exchange Act.  A failure by a Person entitled to designate candidates to provide such notification shall be deemed to be a designation by such Person of the same candidates as were last designated by such Person.  Any designation pursuant to this Article 3 shall be made in writing.

(d)   The parties hereto agree to cast their votes for, or give their written consent to, the removal of a designee on the Board at any time upon receipt of instructions in writing to such effect, signed by the Person entitled to designate that candidate, in accordance with Section 141(k) of the GCL.

(e)   The Board shall have no right to fill any vacancy on the Board for which any Person has the right to designate a candidate unless such vacancy is filled by the designee of the Person having the right to designate such director.

(f)    Each of the parties hereto hereby consents to and agrees that the following persons shall be the initial directors of the Company: Dennis Kupchik, M. William Macey, Jr., Dennis Nash, Douglas L. Newhouse, James Parsons, Lee Shaffer (Chairman of the Board) and Carl Young. Mr. Kupchik is the nominee of RFE VI SBIC, Mr. Parsons is the nominee of RFE VI and Messrs. Macey and Newhouse are the nominees of Sterling.

Section 3.2.            Public Offering.  In the event of any underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, each Stockholder hereby agrees to vote to increase the number of authorized shares of Common Stock and, if necessary, increase the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change in its par value in connection therewith, as recommended by the Board to facilitate such public offering.

Section 3.3.            Issuance of Capital Stock.  During the term of this Agreement, the Company shall not issue any shares of capital stock to any Person (including without limitation issuances pursuant to any stock option or stock purchase plan adopted by the Company) unless such Person agrees to vote his shares in accordance with this Article III; provided, however, that this Section 3.3 shall not apply to any issuance of Common Stock to the public in a Qualifying Public Offering.

Section 3.4.            Directors of Subsidiaries.  The Company and the Stockholders shall take all such action as may be necessary to cause the Persons who are directors of the Company to be elected as the directors of each subsidiary of the Company, including without limitation AMG and KTC.

Section 3.5.            Expenses.  The Company will reimburse each director for his or her reasonable out-of-pocket travel expenses incurred in attending any meeting of the Board of Directors.

Section 3.6.            Committees of the Board.  The Company and the Stockholders shall take all such action as may be necessary to cause the Board to maintain an audit committee and compensation committee, and to cause at least one director designated by each of RFE Investment Partners and Sterling to be a member of each such committee of the Board as well as any other committees of the Board.  All decisions regarding any increase in Management Options and any grant of Management Options must first be approved by the compensation committee of the Board.

Section 3.7             Board Observation Rights.

(a)                   Each Stockholder hereby acknowledges and consents to the board and board committee observation rights granted to the Warrant Investors under the Note Agreement and the Warrant Agreement.

(b)                   The Company will give to Aetna notice of all regular meetings and all special meetings of the Company’s Board of Directors at the time notice is given to the directors, and will permit one representative of Aetna to attend such meetings as an observer (but with no voting rights), and will provide such representatives with all information provided to directors of the Company at the time such information is provided to the directors.  Aetna’s rights under this Section 3.7 shall automatically terminate when Aetna ceases to beneficially own, on a Fully-diluted basis (but excluding, for purposes of this computation, shares of Common Stock issued in transactions in which Stockholders did not have the right to purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for, Common Stock)), at least five percent (5%) of the outstanding Common Stock.

Section 3.8.            Arrangements with Sterling.  The Company and Sterling agree that they will not amend, modify or supplement the terms of the Management Agreement with Sterling Ventures Limited and Sterling Investment Partners Advisors, LLC, or enter into (or permit any Sterling Affiliate to enter into) any transaction that will result, directly or indirectly, in Sterling’s or any of its Affiliate’s receipt of benefits that are not received, on the same basis (but taking into account the different rights and preferences of the shares as set forth in the Company’s Certificate of Incorporation (including the Certificate of Designations)), by all of the other Stockholders of the Company, other than benefits and transactions provided for in the Management Agreement, this Agreement or the Registration Rights Agreement, dated as of the date hereof, among the Company and the other signatories thereto, unless one of the directors designated by RFE Investment Partners and a majority-in-interest of the Stockholders other than Sterling and its Affiliates have each voted in favor of such matter.

ARTICLE IV
TRANSFER OF SHARES

Section 4.1.            Transfer of Restricted Securities.

(a)                   Restricted Securities are transferable (i) pursuant to public offerings registered under the Securities Act, (ii) pursuant to Rule 144 (except pursuant to Rule 144(k) if the Company’s shares have not become publicly traded) if such rule is available, (iii) subject to the conditions specified in paragraph (b) below, to a Permitted Transferee, (iv) subject to the conditions specified in paragraphs (b) and (c) below and in Sections 4.2 and 4.3, any other legally available means of Transfer; provided, however, that in no event may any Stockholder Transfer Restricted Securities pursuant to this clause (iv) to any Person (or an Affiliate of such Person) which competes materially and directly with the Company in a material service line and market of the Company (but no bank, insurance company or other similar institutional investor shall be deemed to be such a competitor) and (v) subject to the conditions specified in paragraph (b) below, a Warrant Investor may transfer Restricted Securities to any Person at any time when there exists either (i) an event of default under Section 8.1(a) of the Note Agreement (other than a default by the Company in its obligation to purchase all or a portion of the Put Shares (as such term is defined in the Warrant Agreement) in a circumstance which does not constitute a Put Event Exercise Payment Default (as defined in the Warrant Agreement)) or Section 8.1(g) of the Note Agreement or (ii) a Put Event Exercise Payment Default.

(b)                   In connection with the Transfer of any Restricted Securities (other than a Transfer described in subparagraph (a)(i) or (ii) above), the holder thereof will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion (reasonably acceptable in form and substance to the Company) of counsel (which may be in-house counsel) which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Restricted Securities may be effected without registration under the Securities Act or any applicable state securities laws, and with written confirmation from the prospective transferee of its agreement to be bound by the conditions contained in this Agreement and the other restrictions on Transfer imposed by the Securities Act or any applicable state securities laws; provided, however, that no such opinion of counsel shall be required for a distribution of Restricted Securities by a partnership to all its partners, to a liquidating trust for the benefit of its partners, to a retired partner of such partnership who retires after the date of this Agreement, or to the estate of any such partner or retired person, by a limited liability company to its members, by a Stockholder to an Affiliate or by RFE Investment Partners to a member of its advisory board.

(c)                   It shall be a condition to the Transfer of any Restricted Securities that the transferee thereof (including, without limitation, a Permitted Transferee) agrees to be bound by the provisions of this Agreement by executing a Transferee Agreement in the form of Annex I hereto), and upon such Transfer shall be a Stockholder for all purposes hereunder.  Upon execution and delivery of a Transferee Agreement, the Company agrees promptly to effect the re-registration of any transferred Shares in the name of such transferee (upon submission of certificates for the Shares to be transferred, accompanied by properly completed and executed stock powers).

(d)                   Notwithstanding anything herein to the contrary, neither Sellers nor Lee Shaffer shall be entitled to Transfer Restricted Securities, except to a Permitted Transferee who shall, among other things, agree to be bound by this Section 4.1, prior to January 1, 2003, except pursuant to Sections 4.2 or 4.4.

Section 4.2.            Tag-along Rights.  In the event a Stockholder is permitted, pursuant to Section 4.1(a)(iv) hereof (but subject to the provisions of Section 4.3(f)), to Transfer any or all of its Restricted Securities, other than pursuant to an Excused Transfer, such Stockholder (other than a holder of Warrant Shares) shall deliver a written notice (the “Sale Notice”) to each other Stockholder and the Company.  Such Sale Notice shall contain a complete description of the terms of the proposed Transfer, including without limitation the number of Restricted Securities to be transferred, identity of the proposed transferee, purchase price offered, terms of payment and time for performance, as well as copies of any document, including if applicable any letter of intent, relating to such proposed Transfer.  Each Stockholder may elect to participate in the contemplated Transfer by delivering written notice to the Stockholder(s) initiating the Sale Notice (the “Selling Stockholder(s)”) and the Company within 30 days after receipt by the Stockholders of the Sale Notice, which notice shall indicate the number of Restricted Securities desired to be sold by such electing Stockholder (the “Participating Stockholder”).  Each Selling Stockholder and each Participating Stockholder will be entitled to sell in the contemplated sale, at the same price and on the same terms (including the making of the same representations and warranties (but no Stockholder will be required to enter into indemnification or contribution obligations that are joint and several with any other Person)), the number of Restricted Securities equal to the product of (i) the quotient determined by dividing the number of Restricted Securities (on a Fully-diluted basis) desired to be sold by such Stockholder by the aggregate number of Restricted Securities (on a Fully-diluted basis) desired to be sold by the Selling Stockholder(s) and all Participating Stockholders, and (ii) the number of Restricted Securities to be sold in the contemplated Transfer.  Each Selling Stockholder agrees to use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in the contemplated transfer, and each Selling Stockholder agrees not to transfer any Restricted Securities to the prospective transferee(s) if any such transferee declines to allow the participation of the Participating Stockholders in accordance with the terms of this Section 4.2.  Notwithstanding anything to the contrary in this Section 4.2, no Stockholder shall have a right to participate in any sale of Restricted Securities to the extent a Selling Stockholder is selling Restricted Securities to one or more other Stockholders and/or the Company in accordance with Section 4.3 hereof, provided that Sterling may not sell Restricted Securities to the Company pursuant to Section 4.3 without complying with this Section 4.2.

Section 4.3.            Right of First Offer.

(a)   No Stockholder may Transfer any of its interest in any Restricted Securities, except pursuant to an Excused Transfer, without first offering to sell the Restricted Securities pursuant to the provisions of this Section 4.3.

(b)           Any Stockholder wishing to transfer all or any of its Restricted Securities (the “Offering Stockholder”), other than pursuant to an Excused Transfer, shall deliver a written notice (an “Offer Notice”) to the Company, which shall deliver a copy of the Offer Notice to each other Stockholder.  The Offer Notice will describe in reasonable detail the number of Restricted Securities being offered, the purchase price requested (all of which shall be payable in cash) and all other material terms and conditions of the proposed Transfer.

(c)           Upon receipt of an Offer Notice, the Stockholders (other than the Offering Stockholder) shall collectively have the option to purchase all of the Restricted Securities being offered (with each of the Stockholders electing to purchase Restricted Securities pursuant to this Section 4.3 having the independent right to purchase that portion thereof that is pro rata based upon the number of Restricted Securities (on a Fully-diluted basis) held by each Stockholder electing to purchase Restricted Securities pursuant to this Section 4.3).  Within 12 Business Days after receipt of the Offer Notice, each Stockholder desiring to purchase the Restricted Securities being offered shall notify the Offering Stockholder and the Company of the number of Restricted Securities being offered which it desires to purchase and whether it desires to purchase its pro rata share of any Restricted Securities which other Stockholders are entitled to purchase but do not subscribe for hereunder.

(d)           If for any reason the Stockholders do not elect to purchase all the Restricted Securities offered pursuant to the Offer Notice, the Company shall have the right to purchase all, but not less than all, the Restricted Securities offered pursuant to the Offer Notice which the Stockholders have not elected to purchase.  Within 12 Business Days after receipt of the Offer Notice, the Company shall notify the Offering Stockholder whether it will purchase all of the Restricted Securities being offered which the Stockholders have not elected to purchase.

(e)           Within two (2) Business Days after the expiration of the 12-Business Day response period provided to the Stockholders pursuant to Section 4.3(c), the Company shall promptly notify the Offering Stockholder and each such participating Stockholder whether all the Restricted Securities being offered have been subscribed for and, if so, the date of closing of the purchase of such Restricted Securities and the number of Restricted Securities to be purchased by each participating Stockholder and, if applicable, the Company.  The purchase of the Restricted Securities pursuant to this Section 4.3 shall be closed at the Company’s executive offices within five (5) Business Days after the expiration of the 12-Business Day response period provided to the Stockholders pursuant to Section 4.3(c).  At the closing, the purchasers will pay the Offering Stockholder the purchase price for the Restricted Securities as set forth in the Offer Notice, and the Offering Stockholder will execute and deliver the certificate(s) evidencing such Restricted Securities to the purchaser or purchasers or their nominees.  The purchasers of the Restricted Securities hereunder will be entitled to receive customary representations and warranties from the Offering Stockholder regarding the sale of the Restricted Securities.  In the event the Restricted Securities are purchased by one or more purchasers, the purchase price will be allocated among the parties purchasing the Restricted Securities on the basis of the number of Restricted Securities (on a Fully-diluted basis) being so purchased.

(f)            In the event that the Stockholders and/or the Company have not elected to purchase all of the Restricted Securities offered pursuant to the Offer Notice, the Offering Stockholder may, subject to the provisions of Sections 4.1 and 4.2 hereof, Transfer the Restricted Securities specified in the Offer Notice at a price which is no less than the price per Restricted Security specified in the Offer Notice and on other terms no more favorable to the transferee(s) thereof than those specified in the Offer Notice during the 90-day period immediately following the last date on which the Stockholders could elect to purchase the Restricted Securities.  Any Restricted Securities not transferred within such 90-day period must be reoffered to the Stockholders and the Company pursuant to the provisions of this Section 4.3, and to the extent applicable, comply with Sections 4.1 and 4.2, upon any proposed subsequent Transfer (other than an Excused Transfer).

(g)           If any participating Stockholder (a “Defaulting Party”) fails to pay the applicable consideration for the portion of Restricted Securities it has agreed to purchase under this Section 4.3 within the time period specified pursuant to Section 4.3(e), the Offering Stockholder shall immediately notify the Company, which shall immediately notify the remaining participating Stockholders who together with the Company shall then have the right to elect to purchase all, but not less than all, of the Defaulting Party’s unpurchased portion of the Restricted Securities by notifying the Offering Stockholder and the Company within two (2) Business Days of receiving the Company’s notice.  In the event that more than one of the remaining participating Stockholders and/or the Company indicate that they wish to purchase such securities, such securities shall be allocated pro rata among those wishing to purchase, in the proportion that the number of shares (on a Fully-diluted basis) owned by each such participating Stockholder wishing to purchase bears to the total number of shares (on a Fully-diluted basis) owned by all the participating Stockholders that have indicated that they wish to purchase, with the remainder, if any allocated to the Company.  Purchases under this subsection shall be consummated within five (5) Business Days of the notice being sent to the Offering Stockholder.

(h)           In the event that the participating stockholders (other than the Defaulting Party) and/or the Company do not purchase all Restricted Securities that were to be purchased by the Defaulting Party, then the Offering Stockholder may sell the Restricted Securities in accordance with Section 4.3(f).  Nothing in this Section 4.3 shall relieve a Defaulting Party from any liability it may have to an Offering Stockholder caused by the Defaulting Party’s failure to pay the applicable consideration for the portion of Restricted Securities it had agreed to purchase under this Section 4.3.

Section 4.4.            Take-Along Rights.

(a)           If the Board of Directors (including at least one of the directors designated by RFE Investment Partners) at any time approves a Significant Issuer Transaction with an Independent Third Party (an “Approved Sale”), each Stockholder, solely in its capacity as a holder of Shares, shall vote for, consent to and raise no objections against such Approved Sale.  If the Approved Sale is structured as a (i) merger or consolidation, each Stockholder shall waive any dissenters’ rights, appraisal rights or similar stock related rights in connection with such merger or consolidation or (ii) sale of stock, each Stockholder shall agree to sell all of his or its Shares and rights to acquire Shares on the terms and conditions approved by the Board of Directors.  Each Stockholder, solely in its capacity as a holder of Shares, shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by, and at the expense of, the Company.

(b)           The obligations of the Stockholders with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Stockholder shall, subject to the provisions of Sections 2 and 3 of the Certificate of Designations, receive the same form of consideration and the same amount of consideration per share of Common Stock (it being understood and agreed that a Stockholder who is an employee of the Company and receives an employment agreement containing reasonable terms and which agreement has been expressly approved by the Board of Directors in connection with such Approved Sale shall not be deemed to have received a different form or amount of consideration); (ii) if a Stockholder is given an option as to the form and amount of consideration to be received, each Stockholder shall be given the same option; (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common Stock received by holders of such class of Common Stock in connection with the Approved Sale less the exercise price per share of such class of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights; and (iv) each Stockholder shall have received a copy of a fairness opinion from an investment banking or valuation firm addressed to the Board to the effect that the consideration to be received in connection with the Approved Sale is fair to the Stockholders from a financial point of view.

(c)           Nothing in this Section 4.4 shall be deemed to modify the Warrant Investors’ Put Option (as that term is defined in the Warrant Agreement) in respect of the Warrant Shares or prevent the Warrant Investors from exercising the Put Option prior to the consummation of the Approved Sale and, notwithstanding the foregoing, if the Warrant Investors exercise such Put Option, the Warrant Investors shall be entitled to receive the consideration set forth in Section 2.10 of the Warrant Agreement.

(d)           Notwithstanding anything contained in this Agreement to the contrary and subject to the provisions of this Section 4.4(d), in no event will any Stockholder be required to make any representations or warranties in connection with an Approved Sale that are joint and several with any other Stockholder(s) or that pertain to matters other than to title to the Common Stock or other securities held by such Stockholder, such Stockholder’s capacity, authority or power to consummate or participate in the transaction in question and other matters peculiar to such Stockholder and customary for the type of transaction being consummated.  In addition, in no event will any Stockholder be required to incur indemnification or contribution obligations that are joint and several with any Person by this Section 4.4.  For purposes of determining the obligations described in this Section 4.4(d), (i) all securities of the same type shall be similarly treated and (ii) the amount of each Stockholder’s obligation shall not exceed the aggregate consideration received thereby in respect of the transaction in question (after aggregate taxes and expenses allocable to the transaction).

(e)           If any Stockholder (a “Non-Complying Holder”) fails to deliver any certificate or certificates evidencing shares of Common Stock, Preferred Stock, Warrants or other rights that may be required to be transferred pursuant to Section 4.4 in accordance with the terms hereof, the Company or other Person entitled to purchase or require the transfer of such securities may, at its option, in addition to all other remedies it may have, deposit the purchase price for such shares of Common Stock, Preferred Stock, Warrants or other rights with any national bank or trust company having combined capital, surplus and undivided profits in excess of $100,000,000 and which has agreed to act as escrow agent in the manner contemplated by this Section 4.4(e) and thereupon the Company shall cancel on its books the certificate or certificates representing such shares of Common Stock, Preferred Stock, Warrants or other rights, as applicable, and, in the case of any such transfer of shares of Common Stock, Preferred Stock, Warrants or other rights to a Person other than the Company issue, in lieu thereof and in the name of such Person, a new certificate or certificates representing such shares of Common Stock, Preferred Stock, Warrants or other rights and thereupon all of the Non-Complying Holder’s rights in and to such shares of Common Stock, Preferred Stock, Warrants or other rights shall terminate.  Thereafter, upon delivery to the Company by such Non-Complying Holder of the certificate or certificates evidencing such shares of Common Stock, Preferred Stock, Warrants or other rights (duly endorsed, or with stock powers or other appropriate instruments of transfer duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with all applicable stock transfer tax stamps affixed), the Company shall instruct the escrow agent referred to above to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Person who deposited the purchase price for such shares of Common Stock, Preferred Stock, Warrants or other rights) to such Non-Complying Holder.

(f)            If the Company and any of its Stockholders or their representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(a) under the Securities Act) reasonably acceptable to the Company and such non-accredited Stockholder.

(g)           If the Warrant Investors exercise their right pursuant to Section 2.10.3(c) of the Warrant Agreement to require a sale of the Company, then each Stockholder shall be obligated to comply with the provisions of Section 4.4(a), (b), (d), (e) and (f) as if such sale were an Approved Sale.

Section 4.5.            Sale of the Company.

(a)           If the Company has not completed a Qualifying Public Offering by January 1, 2007, then either RFE Investment Partners or Sterling (an “Electing Stockholder”) may require, by delivering a written notice to the Company (such notice being referred to as an “Exit Instruction Notice”), a Sale of the Company yielding consideration to the Company or the stockholders consisting of at least 90% cash or readily marketable securities, whereupon the primary mandate and duty of the Company’s Board and stockholders shall be to effect a sale of the Company to an Independent Third Party or other Person reasonably acceptable to the Electing Stockholder.  If the Company fails to enter into one or more definitive agreements with an Independent Third Party or other Person contemplating a Sale of the Company on or before the 180th day following the delivery of the Exit Instruction Notice or if such definitive agreements shall have been terminated, then the Electing Stockholder shall have all requisite right, power and authority, as the Company’s agent, to bind the Company and effect a Sale of the Company.  If either RFE Investment Partners or Sterling delivers an Exit Instruction Notice to the Company, the other may elect, by written notice given within thirty (30) days after the Company’s receipt of the Exit Instruction Notice, to also deliver an Exit Instruction Notice, in which event RFE Investment Partners and Sterling shall jointly act as the Electing Stockholder.

(b)           In exercising its rights to effect a Sale of the Company, the Electing Stockholder shall have full and plenary power and authority, as the agent of the Company, to cause the Company to enter into a transaction providing for a Sale of the Company (an “Exit Transaction”) and to take any and all such further action in connection therewith as the Electing Stockholder may deem necessary or appropriate in order to consummate any such Exit Transaction.  The Electing Stockholder, in exercising its rights under this Section, shall have complete discretion over the terms and conditions of any Exit Transaction effected thereby, including, without limitation, price, nature of consideration, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows; provided, however, that the terms and conditions applicable to the holders of each class, series and type of Company securities apply to all holders of such class, series and type of Company securities; and provided further that the provisions of Section 4.4(a), (b), (d), (e) and (f) shall also apply to any Exit Transaction under this Section 4.5.  Without limitation of the foregoing, the Electing Stockholder may execute on behalf of the Company any such agreements, documents, applications, authorizations and instruments as it shall deem necessary or appropriate in connection with any Exit Transaction, and each third party with whom the Electing Stockholder contracts on behalf of the Company or any subsidiary may rely on the authority vested in the Electing Stockholder under this Section for all purposes.  Any Sale of the Company will be effected in accordance with Sections 2 and 3 of the Certificate of Designations.

(c)           In conducting an Exit Transaction, the Electing Stockholder shall be guided by corporate law principles and decisions governing the sale of a Delaware corporation or its assets with a goal of maximizing such corporation’s value at a sale or liquidation for its stockholders’ benefit.  Without limitation of the foregoing, the Electing Stockholder shall enjoy the benefit of the business judgment rule and other protections afforded directors under Delaware law with respect to all of its decisions and actions in connection with any Exit Transaction to the maximum extent permitted by law.

(d)           If the Electing Stockholder exercises its rights to effect a Sale of the Company, the Stockholders shall, if requested by the Electing Stockholder, vote their Shares to increase the number of directors and to elect such additional persons as nominated by the Electing Stockholder such that the persons nominated as directors by the Electing Stockholder shall constitute a majority of the directors in office.

(e)           Nothing in this Section 4.5 shall be deemed to modify the Warrant Investors’ Put Option (as that term is defined in the Warrant Agreement) in respect of the Warrant Shares or prevent the Warrant Investors from exercising the Put Option prior to the consummation of the Approved Sale and, notwithstanding the foregoing, if the Warrant Investors exercise such Put Option, the Warrant Investors shall be entitled to receive the consideration set forth in Section 2.10 of the Warrant Agreement.

Section 4.6.            Right of First Refusal for New Securities.

(a)           The Company hereby grants to each of the Stockholders that is an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act), or a family-investment vehicle wholly-owned by a Stockholder or his immediate family and the person making investment decisions is an “accredited investor”, as of the time of any offer or sale of New Securities (as defined below) to such Stockholder) a right of first refusal to purchase any New Securities that the Company may, from time to time, propose to issue and sell.  Such right of first refusal shall allow each Stockholder to purchase its Pro Rata Share (as defined below) of the New Securities proposed to be issued.  In the event a Stockholder does not purchase any or all of its Pro Rata Share of New Securities, each of the remaining Stockholders shall have the right to purchase its Pro Rata Share (determined at such time) of such unpurchased New Securities until all of the New Securities are purchased, or until no other Stockholder desires to purchase any additional New Securities, in which case the Company may sell such unpurchased New Securities to prospective purchasers on the terms described in the New Issue Notice (as defined below) for a period of 120 days, but thereafter may sell additional New Securities only after delivering another New Issue Notice as described in Section 4.6(c) below.  The right of first refusal granted hereunder with respect to an issue of New Securities (but no subsequent issue of New Securities) shall terminate if unexercised within 15 calendar days after receipt of the notice described in Section 4.6(c) below.

(b)           “New Securities” shall mean any (i) authorized but unissued shares, and any treasury shares, of Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right; provided, however, that the term “New Securities” does not include (1) the issuance of any shares of Preferred Stock or Common Stock upon the exercise of the Warrants; (2) the issuance of Common Stock upon conversion of Preferred Stock; (3) stock options, or other rights to purchase or acquire shares of Common Stock, or “phantom” stock or stock appreciation rights, granted pursuant to any stock option plan, restricted stock plan or other plan adopted for the benefit of officers, directors and employees of the Company and its Subsidiaries and approved by the Board of Directors, including without limitation the Management Options, and shares of Common Stock issued upon the exercise of such options or rights or otherwise issued pursuant to any such plan; (4) securities issued as consideration in the acquisition of another Person by the Company by merger, purchase of all or substantially all of the assets of such Person or other transaction whereby the Company shall become directly or indirectly the owner of more than 50% of the voting power of such Person; (5) securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors; (6) shares of Common Stock or Preferred Stock issued pursuant to any pro rata stock split or stock dividend; (7) shares of Common Stock issued pursuant to any Qualified Public Offering; (8) shares of Preferred Stock being sold pursuant to Section 2.2 hereof; and (9) shares of Common Stock sold, at a price of $12.00 per share, pursuant to Section 2.3(c) of that certain Agreement for Purchase of Assets, dated as of July 17, 2000, as amended, of Emery Transportation, Inc. by Advantage Tank Lines, Inc., as such agreement is in effect on the date hereof.

(c)           In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention (“New Issue Notice”), describing the class and number of securities it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same.  Each Stockholder shall have 15 calendar days from the date the New Issue Notice is received by it to elect to purchase all or any portion of the Stockholder’s Pro Rata Share of such New Securities for the purchase price and upon the terms specified in the New Issue Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased.  Any Stockholder that is a holder of Warrants shall be entitled, to the extent practicable (in lieu of purchasing such New Securities, unless the New Securities are themselves warrants or options to acquire shares of Capital Stock), to acquire warrants for such New Securities exercisable at a nominal exercise price (but at a purchase price, for such warrants, equal to the purchase price for such New Securities) so that the Company and such Stockholder are in substantially the same position as if such Stockholder had acquired such New Securities, but permitting such Stockholder to acquire warrants for such New Securities in lieu thereof.

(d)           The Company may condition the participation of Stockholders in any issuance of New Securities upon the purchase by such Stockholder of any securities (including, without limitation, debt securities) other than New Securities in the event that the participation of the prospective subscribers in such issuance of New Securities is so conditioned.

(e)           In the event that the participation in an issuance of New Securities by a Stockholder would require under applicable securities law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision of any information, pursuant to Regulation D of the Securities Act or comparable securities laws, regarding the Company or the securities to any participant, the provision of which would impose a substantial burden or expense on the Company, such Stockholder shall not have the right to participate in such issuance of New Securities.

(f)            For purposes of this Section, a Stockholder’s Pro Rata Share shall be the ratio of (i) the number of shares of Common Stock held by such Stockholder on a Fully-diluted basis (excluding Management Options) to (ii) the total number of shares of Common Stock then held by all Stockholders having rights under this Section 4.6 on a Fully-diluted basis (excluding Management Options).

(g)           The rights of a Stockholder who is an employee of the Company or one of its subsidiaries under this Section 4.6 shall automatically terminate upon termination of such Stockholder’s employment with the Company and its subsidiaries for any reason, whether with or without cause.

Section 4.7.            Legends.  Each certificate for the Restricted Securities will be imprinted with a legend substantially in the following form (the “Securities Act Legend”) until such securities have ceased to be Restricted Securities:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws.  The securities represented by this certificate are subject to certain restrictions on transfer, voting agreements, drag-along rights and other conditions specified in a Stockholders’ Agreement, dated as of April 30, 2001, among the issuer (the “Company”) and certain investors of the Company, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer.  A copy of such conditions will be furnished by the Company to the Stockholder hereof upon written request and without charge.”

Section 4.8.            Violations of this Agreement.  For purposes of this Article IV, any Stockholder who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its or his rights in such option on the day after the last day of such period; provided, however, that such failure to give notice of election shall not be construed to constitute a waiver of any future right to participate under Sections 4.2, 4.3 or 4.6.  Any Transfer made in violation of Article IV of this Agreement shall be null and void.  The Company shall not be required (a) to transfer on its books any securities of the Company transferred in violation of any provisions of this Agreement or (b) to treat as owner of such securities, or to accord the right to vote as such owner, or to pay dividends to, any transferee to whom such securities are transferred in violation of this Agreement.

Section 4.9.            Rule 144A.  The Company agrees that, upon the request of any Stockholder or any prospective purchaser of Restricted Securities, the Company will promptly provide (but in any case within fifteen (15) days of a request) to such Stockholder or potential purchaser, the following information:

(a)   a brief statement of the nature of the business of the Company and any subsidiaries and the products and services they offer;

(b)   the most recent consolidated balance sheets and statements of income and retained earnings, and similar financial statements of the Company for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information will be audited, to the extent reasonably available); and

(c)   such other information about the Company, any subsidiaries and their business, financial condition and results of operations as the requesting Stockholder or purchaser of such Restricted Securities requests in order to comply with Rule 144A and the antifraud provisions of the federal and state securities laws.

The Company hereby represents and warrants to any such requesting Stockholder and any prospective purchaser of Restricted Securities from such Stockholder that the information provided by the Company pursuant to this Section 4.9 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.  For purposes of paragraphs (b) and (c), the term “Company” shall include any entity to which the Company has succeeded by operation of law and any entity controlled by the Company.

ARTICLE V
COVENANTS

Section 5.1.            Inspection Rights.  Each Stockholder that holds 5% or more of the Common Stock (on a Fully-diluted basis but excluding, for purposes of this computation, shares of Common Stock issued in transactions in which Stockholders did not have the right to purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for, Common Stock)) pursuant to Section 4.6 hereof) at the time outstanding, shall have the right, upon reasonable prior notice to the Company, to visit and inspect the properties of the Company and its subsidiaries and to examine and copy (at its own expense) their books of record and accounts, and to discuss their affairs, finances and accounts with their officers and their current and prior independent public accountants, all at such times (during normal business hours) as such Stockholder may reasonably request.

Section 5.2.            Financial Information.  The Company agrees to furnish to each Stockholder the following financial statements and other information:

(a)   as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, a consolidated and consolidating statement of income, retained earnings and cash flows of the Company and its subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of the Company and its subsidiaries as at the end of such period, setting forth in comparative form the corresponding consolidated and consolidating figures for the respective period during the prior fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year) and from the budget for such period, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Company and its subsidiaries, in accordance with U.S. generally accepted accounting principles (“GAAP”), as at the end of, and for, such period (subject to normal year-end audit adjustments), together with a brief management’s discussion and analysis of the Company’s financial condition and results of operations for the period; and

(b)   as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated statement of income, retained earnings and cash flows for such fiscal year and the related consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the respective period during the prior fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (ii) a brief management’s discussion and analysis of the Company’s financial condition and results of operations for the fiscal year.

Section 5.3.            Confidentiality.  All materials and information obtained by any Stockholder pursuant to Sections 5.1 or 5.2 shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Stockholder in contravention of this Agreement), (b) to such Stockholder’s directors, officers, trustees, stockholders, partners, employees, agents and professional consultants on a need to know basis, (c) to any other holder of Common Stock, Preferred Stock or Warrants, (d) to any Person to which such Stockholder offers to sell or Transfer any shares of Common Stock, Preferred Stock or Warrants, provided that the prospective transferee shall agree to be bound by the provisions of this Section 5.3, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder, or to the National Association of Insurance Commissioners or any similar organization, including self-regulatory organizations (such as securities exchanges), (f) in order to comply with any law, rule, regulation or order applicable to such Stockholder or (g) in connection with any litigation to which any Stockholder is a party or formal or any informal investigative demand issued to such Stockholder in the course of any litigation, investigation or administrative proceeding; provided that, any Stockholder disclosing pursuant to subsections (e), (f) or (g) of this Section 5.3 shall, to the extent it may lawfully do so, notify the Company promptly of any such disclosure.

ARTICLE VI
EFFECTIVE DATE AND TERM OF AGREEMENT

Section 6.1.            Effective Date.  The effective date of this Agreement shall be the date set forth in the first sentence of this Agreement.

Section 6.2             Term.  Except to the extent provided herein, and except for the right to specific performance specified in Section 7.1 of this Agreement and any other rights arising out of the failure of any party to perform any of its rights under this Agreement, this Agreement shall continue in effect from and after the date set forth in the first sentence hereof until the earliest of (a) the date the Company is merged or consolidated into a new or surviving company and the Stockholders, together with their Affiliates (on a Fully-diluted basis), immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new or surviving company (on a Fully-diluted basis), (b) the date there is a sale of all of the Company’s capital stock in any transaction or series of related transactions, or (c) the closing of a Qualifying Public Offering.  Notwithstanding the foregoing or any other provision of this Agreement, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any shares of Common Stock, Preferred Stock or Warrants.

ARTICLE VII
MISCELLANEOUS

Section 7.1.            Specific Performance.  The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement.  Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

Section 7.2.            Notices.  All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, telefax or telegraphic communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows: (a) if to a Stockholder, as indicated on Schedule I attached hereto, or at such other address as such Stockholder shall have furnished to the Company in writing, or (b) if to any other holder of any shares of Restricted Securities at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at 4895 Dressler Road, N.W., #100, Canton, Ohio,  44718 Attention: Chairman of the Board, or such other addresses as shall be furnished by like notice by such party.  All such notices and communications shall, when telexed (provided the correct answerback has been received) or telefaxed (immediately thereafter confirmed by telephone) or telegraphed, be effective when telexed, telefaxed or delivered to the telegraph company, respectively, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

Section 7.3.            Effective Agreement.  This Agreement shall be binding on and enforceable against each Stockholder and his or its respective successors and assigns.  No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, the execution of a Transferee Agreement in the form of Annex I hereto).  If any transferee of any Stockholder shall acquire any shares of Common Stock, Preferred Stock or other rights in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

Section 7.4.            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.  If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party’s request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.

Section 7.5.            Amendment and Waiver.  This Agreement may be amended only by written instruments signed by the Company and Stockholders owning at least two-thirds of the Common Stock (on a Fully-diluted basis but excluding any Common Stock owned by persons who are not parties to or bound by this Agreement); provided, however, that (i) this Agreement may not be amended to deprive Sterling, RFE VI and RFE VI SBIC, without their consent, of their respective rights to designate nominees for election as directors and to require the Stockholders to vote their shares in favor of the election of such nominees, (ii) this Agreement may not be amended to deprive Messrs. Nash, Young and Shaffer of their right to serve as directors as set forth in Section 3.1 and to require the Stockholders to vote their shares in favor of the election of Messrs. Nash, Young and Shaffer, (iii) Sections 2.7 and 4.4(a)

may not be amended without the consent of RFE Investment Partners, (iv) Section 3.8 may not be amended without the consent of a majority-in-interest of the Stockholders other than Sterling and its Affiliates, (v) Sections 3.6 and 4.5 (other than Section 4.5(e) and (f)) may not be amended to deprive RFE Investment Partners or Sterling of their respective rights thereunder without the consent of RFE Investment Partners and/or Sterling, as the case may be, (vi) this Agreement may not be amended, without consent of a majority-in-interest of the Warrant Investors (based on Warrant Share ownership on a Fully-diluted basis), to (a) further restrict the Warrant Investors’ ability to Transfer Restricted Securities, (b) modify or eliminate the Warrant Investors’ rights under Sections 4.2, 4.3 and 4.6 or (c) amend Sections 4.4(c) and (g) and 4.5(e), (vii) Section 4.1 through 4.6 may not be amended without the consent of Stockholders owning at least 75% of the outstanding Common Stock (on a Fully-diluted basis but excluding any Common Stock owned by Persons who are not parties to or bound by this Agreement), (viii) Section 3.7(b) may not be amended without the consent of Aetna, (ix) Article V may not be amended without the consent of each Stockholder holding 5% or more of the Common Stock (on a Fully-diluted basis but excluding any Common Stock owned by Persons who are not parties to or bound by this Agreement) and (x) Sections 7.14 and 7.16 and this sentence and the next sentence of Section 7.5 may not be amended without the prior consent of all Stockholders.  No waiver of any right or remedy provided for in this Agreement shall be effective unless it is set forth in writing signed by Stockholders owning at least a majority of the Common Stock (on a Fully-diluted basis but excluding any Common Stock owned by Persons who are not parties to or bound by this Agreement) affected thereby; provided, however, that no waiver of any right set forth in Sections 4.2, 4.3 and 4.6 or Article V of this Agreement shall be effective against any Stockholder which has not waived any of its rights under such Sections.  No waiver of any right or remedy granted in one instance shall be deemed to be a continuing waiver under the same or similar circumstances thereafter arising.

Section 7.6.            Further Documentation.  Each Stockholder shall execute and deliver such other agreements and instruments as from time to time may be deemed advisable or appropriate to effect the intent and purpose of this Agreement.

Section 7.7.            Section Headings.  The captions to the Sections in this Agreement are for reference only and shall not affect the meaning or interpretation hereof.

Section 7.8.            Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by and construed in accordance with the laws of the State of New York (except with respect to matters involving corporate formation, good standing and other corporate procedural matters, which shall be governed by the laws of the State of Delaware), without application of the conflicts of laws principles thereof.  The Company and each Stockholder hereby consents and agrees that the state or federal courts located in New York County, City of New York, New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of New York County.  The Company and each Stockholder expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereby waives any objection that such credit party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  The Company and each Stockholder hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such  party at the address specified in Section 7.2 of this Agreement and that service so made shall be deemed completed upon such party’s actual receipt thereof.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

Section 7.9.            Multiple Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

Section 7.10.          Complete Agreement.  Except as set forth herein, this Agreement contains the complete agreement between the parties and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way, including without limitation those certain commitment letters, accepted by the Company and KTC Acquisition Corp. as of January 25, 2001, made by each Stockholder purchasing Shares pursuant to Section 2.2 hereof.  Notwithstanding the foregoing, this Agreement is not intended to supersede the Note Agreement, the Warrant Agreement or affect any of the rights of the Warrant Investors thereunder or under the Notes (as defined in the Note Agreement) or the Warrants.  Each Stockholder and the Company agrees that it shall not enter into agreement, proxy, voting trust or other arrangement of any kind with any other Stockholder or any other Person with respect to the Common Stock, the Preferred Stock, the Warrants or other rights on terms inconsistent with the provisions of this Agreement, including (without limitation) agreements or arrangements with respect to the acquisition or disposition of securities of the Company in a manner that is inconsistent with this Agreement.

Section 7.11.          No Right to Continued Employment.  This Agreement shall not confer upon any employee any right with respect to continuance of employment by the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate any employee’s employment at any time.

Section 7.12.          Expenses; Transaction Fees.  At the Closing, the Company shall reimburse, or shall cause AMG and KTC to reimburse, each of Sterling and RFE Investment Partners for their reasonable, out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by Sterling and RFE Investment Partners, respectively, in connection with the transactions contemplated by this Agreement, the Purchase Agreement and the financing of the transactions contemplated hereby.  In addition, at the Closing the Company shall pay, or shall cause AMG and KTC to pay, to each of Sterling Investment Partners Advisors, L.L.C. and RFE Management Corporation a transaction fee of $875,000.

Section 7.13.          Exculpation Among Stockholders.  Each Stockholder acknowledges that it is not relying upon any Person, firm or corporation (including without limitation any other Stockholder), other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Stockholder agrees that no other Stockholder nor the respective controlling person, officers, directors, partners, agents or employees of any other Stockholder shall be liable to such Stockholder for any losses incurred by such Stockholder in connection with its investment in the Company.

Section 7.14.          Like Treatment of Holders.  Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemption or exchange of capital stock, or otherwise, to any holder of capital stock for or as an inducement to, or in connection with solicitation of, any consent, waiver or amendment of any terms or provisions of the capital stock or this Agreement or the Registration Rights Agreement, unless such consideration is paid to all holders of capital stock bound by such consent, waiver or amendment, whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their capital stock for redemption or exchange.

Section 7.15           Repurchases, Recapitalizations, etc.

(a)                   Except as otherwise specifically provided herein or in Sections 2.10 and 4.04 of the Warrant Agreement with respect to the Warrants and the Warrant Shares, the Company shall not effect any repurchase, recapitalization, reorganization, reclassification, merger, consolidation, share exchange, liquidation, spin-off, stock split, dividend, distribution or stock consolidation, subdivision or combination that would not afford to each Stockholder the same type and amount of consideration per security of the Company (after taking into account any exercise price or similar fee necessary to convert a Warrant or other right into capital stock of the Company and the preferences and other provisions of Sections 2 and 3 of the Certificate of Designations).

(b)                   Except as otherwise specifically provided herein and except for repurchases of Shares approved by the Board of Directors from any Stockholder upon termination of employment, the Company shall not effect any repurchase or redemption of Shares from any Stockholder and shall cause its subsidiaries not to effect any repurchase or redemption of Shares from any Stockholder, other than on a pro rata basis from all Stockholders participating in such repurchase or redemption at the same type and amount of consideration.

Section 7.16.          No Discriminatory Treatment.  Notwithstanding any provision contained herein that may be to the contrary, (a) in no event shall the Company and/or the Stockholders effect any amendment to the Company’s Certificate of Incorporation or By-Laws that would treat any Stockholder, in its capacity as a Stockholder, in a non-ratable, discriminatory manner with respect to securities of the Company of the same class and series held by it without the prior written consent of such Stockholder and (b) in no event shall the Company declare or pay any dividend or distribution with respect to any class of capital stock of the Company that would treat any Stockholder, in its capacity as a Stockholder, in a non-ratable, discriminatory manner with respect to securities of the Company held by it without the prior written consent of such Stockholder.

Section 7.17.          No Effect Upon Lending Relationships.  Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of any lender in their capacity as a lender(s) to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has borrowed money.  Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (a) its status as a stockholder of the Company, (b) the interests of the Company or (c) any duty it may have to any other stockholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

Section 7.18           Warrantholder Payment Acknowledgment.  Each of the Company and each Stockholder acknowledges and agrees that the Company will be obligated to make payments to the holders of the Warrants under certain circumstances set forth in the Warrant Agreement.

Section 7.19           Termination of Holdings Stockholders’ Agreement.  Each Stockholder who is a party to that certain Stockholders’ Agreement, dated as of December 31, 1998, by and among Advantage

Management Holdings Corp. and each of the signatories thereto, hereby agrees that such Stockholders’ Agreement is hereby terminated and of no further force and effect as of the date hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

KTC/AMG HOLDINGS CORP.

By:	/s/
Name:
Title:

AZALEA MALL, L.L.C.
By: AETNA LIFE INSURANCE COMPANY
Its Sole Member

By:	/s/
Name:
Title:

ANTARES CAPITAL CORPORATION

By:	/s/
Name:
Title:

KEIBREAUX ASSOCIATES

By:	/s/
Name:
Title:

/s/
Ed Levy

/s/
M. William Macey, Jr.

/s/
Sharon Macey

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	David L. Babson & Company Inc.,
its Investment Adviser

By:	/s/
Name:
Title:

MASSMUTUAL CORPORATE INVESTORS

By:	/s/
Name:
Title:

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time.  The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

MASSMUTUAL PARTICIPATION INVESTORS

By:	/s/
Name:
Title:

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time.  The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

JAMES H. McDANIEL REVOCABLE TRUST

By:	/s/
	Name:	James H. McDaniel
	Title:	Trustee

JERRY L. McDANIEL REVOCABLE TRUST

By:	/s/
	Name:	Jerry L. McDaniel
	Title:	Trustee

/s/
Dennis Nash

/s/
Douglas L. Newhouse

/s/
James Newhouse

RFE INVESTMENT PARTNERS VI, L.P.
By:	RFE Associates VI, LLC, its General Partner

By:	/s/
Name:
	Title:	Managing Member

RFE VI SBIC, L.P.
By:	RFE Associates VI SBIC, LLC, its General Partner
By:	RFE Investment Partners VI, L.P., its sole member
By:	RFE Associates VI, LLC, its General Partner

By:	/s/
Name:
	Title:	Managing Member

RSTW PARTNERS III, L.P.
By:	RSTW Management, L.P., its
general partner

By:	Rice Mezzanine Corporation, its
general partner

By:	/s/
	Name:	Kurt G. Keene
	Title:	Managing Director

/s/
Charles W. Santoro

/s/
William L. Selden

/s/
Lee Shaffer

STERLING INVESTMENT PARTNERS, L.P.
By:	Sterling Investment Partners Management, L.L.C., its
General Partner

By:	/s/
Name:
	Title:	Managing Member

/s/
Carl Young

SHAFFER FAMILY LLC

By:	/s/
Name:
Title:

Schedule of Purchasers

SERIES B PREFERRED STOCK

Name and Address	Number of Shares to be Purchased	Aggregate Purchase Price for Shares
Azalea Mall, L.L.C. Aetna Life Insurance Company 151 Farmington Avenue Hartford, CT 06156 Attn: Allan J. Vartelas	4,000	$4,000,000

Antares Capital Corporation 311 South Wacker Drive, Suite 6400 Chicago, IL 60606	200	$200,000

Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111 Attn: Robert Shettle	1,730	1,730,000

MassMutual Corporate Investors 1295 State Street Springfield, MA 01111 Attn: Robert Shettle	307	307,000

MassMutual Participation Investors 1295 State Street Springfield, MA 01111 Attn: Robert Shettle	163	163,000

RFE Investment Partners VI, L.P. 36 Grove Street New Canaan, CT 06840 Attn: James Parsons	7,000	$7,000,000

RSTW Partners III, L.P. c/o Rice Sangalis Toole & Wilson 5847 San Felipe, Suite 4350 Houston, TX 77057 Attn: Kurt G. Keene	2,200	$2,200,000

Lee Shaffer Shaffer Family LLC 3822 Nottaway Road Durham, NC 27707	1,089 587	$1,089,000* $587,000*

*Being paid through the contribution of 47,886 shares of common stock of Kenan Transport Company, valued at $35.00 per share.

Sterling Investment Partners, L.P. 276 Post Road West Westport, CT 06880 Attn: M. William Macey, Jr.	9,000	$9,000,000

ANNEX I

FORM OF TRANSFEREE AGREEMENT

This Transferee Agreement (“Agreement”) is executed by the transferee whose signature appears below (“Transferee”) pursuant to the terms of the Stockholders’ Agreement (the “Stockholders’ Agreement”) dated as of April __, 2000 by and among KTC/AMG Holdings Corp., a Delaware corporation (the “Company”), and certain of its stockholders and warrant holders, a copy of which is attached hereto and is incorporated herein by reference.  By execution of this Agreement, Transferee hereby agrees as follows:

                1.             Acknowledgment.  Transferee acknowledges (a) that Transferee is acquiring certain securities of the Company from [                         ] subject to the terms and conditions of the Stockholders’ Agreement and (b) that Transferee is an assignee of [                        ] and that for purposes of the Stockholders’ Agreement, Transferee shall be deemed a/an [                         ].1

                2.             Agreement.  Transferee (a) agrees that such securities of the Company to be acquired by Transferee shall be bound by and subject to the terms of the Stockholders’ Agreement pursuant to the terms thereof and (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if Transferee was originally a party thereto.

                3.             Notice.  Any notice required by the Stockholders’ Agreement shall be given to Transferee at the address listed below Transferee’s signature below.

EXECUTED AND DATED this the ____ day of _________, 2____.

TRANSFEREE:

By:
Address

1Fill in as appropriate

Schedule 2.6(c)

Pre Closing Stock Ownership

	No. of Shares	No. of Shares of Common Stock on an As Converted Basis

Issued and Outstanding

Common Stock
M. William Macey, Jr.	25,100	25,100
Sharon Macey	25,100	25,100
Douglas L. Newhouse	50,200	50,200
Charles Santoro	50,200	50,200
William L. Selden	50,200	50,200
	200,800	200,800
Series A Preferred
Dennis Nash	1,676	167,600
Carl Young	1,676	167,600
	3,352	335,200
Series B Preferred
Keibreaux Associates	100	10,000
Ed Levy	50	5,000
M. William Macey, Jr.	75	7,500
Sharon Macey	75	7,500
Douglas L. Newhouse	150	15,000
James Newhouse	50	5,000
RFE Investment Partners VI, L.P.	2,600	260,000
RFE VI SBIC, L.P.	10,000	1,000,000
RSTW Partners III, L.P.	250	25,000
Charles W. Santoro	150	15,000
William L. Selden	150	15,000
	13,650	1,365,000
Series C Preferred
James H. McDaniel Revocable Trust	640	64,000
Jerry L. McDaniel Revocable Trust	640	64,000
	1,280	128,000
Options

Management Options Outstanding	200,600	200,600
Management Options Reserved	390,589	390,589
Contingent Options
Jerry L. McDaniel	21,400	21,400
Dennis Nash	161,000	161,000
Carl Young	161,000	161,000

Warrants

Warrants for Series D Preferred
RSTW Partners III, L.P.	2,887	288,700
Contingent Warrants for Common Stock
RSTW Partners III, L.P.	18,888	18,888

Post Closing Stock Ownership

	No. of Shares	No. of Shares of Common Stock on an As Converted Basis

Issued and Outstanding

Common Stock
M. William Macey, Jr.	25,100	25,100
Sharon Macey	25,100	25,100
Douglas L. Newhouse	50,200	50,200
Charles Santoro	50,200	50,200
William L. Selden	50,200	50,200
	200,800	200,800
Series A Preferred
Dennis Nash	1,676	167,600
Carl Young	1,676	167,600
	3,352	335,200
Series B Preferred
Azalea Mall, L.L.C.	4,000	400,000
Antares Capital Corporation	200	20,000
Keibreaux Associates	100	10,000
Ed Levy	50	5,000
M. William Macey, Jr.	75	7,500
Sharon Macey	75	7,500
Massachusetts Mutual Life InsuranceCompany	1,730	173,000
MassMutual Corporate Investor	307	30,700
MassMutual Participation Investors	163	16,300
Douglas L. Newhouse	150	15,000
James Newhouse	50	5,000
RFE Investment Partners VI, L.P.	9,600	960,000
RFE VI SBIC, L.P.	10,000	1,000,000
RSTW Partners III, L.P.	2,450	245,000
Charles W. Santoro	150	15,000
William L. Selden	150	15,000
Lee Shaffer	1,089	108,900
Shaffer Family LLC	587	58,700
Sterling Investment Partners, L.P.	9,000	900,000
	39,926	3,992,600

Series C Preferred
James H. McDaniel Revocable Trust	640	64,000
Jerry L. McDaniel Revocable Trust	640	64,000
	1,280	128,000

Options

Management Options Outstanding[1]	200,600	200,600
Management Options Reserved[1]	390,589	390,589
Contingent Options
Jerry L. McDaniel	21,400	21,400
Dennis Nash	161,000	161,000
Carl Young	161,000	161,000

Warrants

Warrants for Series D Preferred
Massachusetts Mutual Life Insurance Company	1,511	151,100
MassMutual Corporate Investor	269	26,900
MassMutual Participation Investors	142	14,200
RSTW Partners III, L.P.	4,809	480,900
Contingent Warrants for Common Stock
Massachusetts Mutual Life Insurance Company	9,886	9,886
MassMutual Corporate Investor	1,758	1,758
MassMutual Participation Investors	931	931
RSTW Partners III, L.P.	31,462	31,462

1Does not give effect to options to purchase an aggregate of 245,000 shares of Common Stock granted on the closing date under the Company’s 2001 Equity Incentive Plan.